Exhibit 20.1
Audit Committee Charter

ORION ETHANOL, INC.
AUDIT COMMITTEE CHARTER AND CALENDAR

The Purpose of the Audit Committee

The purpose of the Audit Committee of Orion Ethanol, Inc. (the “company”) is to represent and assist the board of directors in its general oversight of the company's accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions. Management is responsible for (a) the preparation, presentation and integrity of the company's financial statements; (b) accounting and financial reporting principles; and (c) the company's internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations. The company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Audit Committee serves a board level oversight role where it oversees the relationship with the independent auditor, as set forth in this charter, receives information and provides advice, counsel and general direction, as it deems appropriate, to management and the auditors, taking into account the information it receives, discussions with the auditor, and the experience of the Audit Committee's members in business, financial and accounting matters.

Membership and Structure

The Audit Committee is comprised of at least three directors determined by the board of directors to meet the director and audit committee member independence requirements and financial literacy requirements of The NASDAQ Stock Market, Inc. ("NASDAQ"). At least one member of the Audit Committee must be financially sophisticated, as determined by the Board, and no Audit Committee member may have participated in the preparation of the financial statements of the company or any of the company's current subsidiaries at any time during the past three years, each as required by NASDAQ listing standards. Appointment to the Audit Committee, including the designation of the Chair of the Audit Committee and the designation of any Audit Committee members as "audit committee financial experts", shall be made on an annual basis by the full Board upon recommendation of the Governance and Nominating Committee. Meetings of the Audit Committee shall be held at such times and places as the Audit Committee shall determine, including by written consent. When necessary, the Audit Committee shall meet in executive session outside of the presence of any senior executive officer of the company. The Chair of the Audit Committee shall report on activities of the Audit Committee to the full Board. In fulfilling its responsibilities the Audit Committee shall have authority to delegate its authority to subcommittees, in each case to the extent permitted by applicable law.

Operations

The Audit Committee meets at least four times a year. Additional meetings may occur as the Audit Committee or its chairperson deems advisable. The Audit Committee shall meet in executive session with the independent auditor, the chief internal auditor and management periodically. The Audit Committee will cause adequate minutes of all its proceedings to be kept, and will report on its actions and activities at the next quarterly meeting of the board of directors of the company. Audit Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Audit Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the board of directors of the company. The Audit Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the company, or (c) the laws of the state of Nevada.

The Chairman of the Audit Committee is to be contacted directly by the chief internal auditor or the independent auditor (1) to review items of a sensitive nature that can impact the accuracy of financial reporting or (2) to discuss significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, may warrant follow-up by the Audit Committee.

Authority

The Audit Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Audit Committee shall have the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties. The Audit Committee shall have sole authority to approve related fees and retention terms. Any communications between the Audit Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the company and the Audit Committee will take all necessary steps to preserve the privileged nature of those communications.

The Audit Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Audit Committee.

Responsibilities

The Audit Committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Calendar. The Responsibilities Calendar will be updated annually as necessary to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. The most recently updated Responsibilities Calendar will be considered to be an addendum to this Charter.

The Committee relies on the expertise and knowledge of management, the internal auditors, and the independent auditor in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles and establishing satisfactory internal control over financial reporting. The independent auditor is responsible for auditing the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s standards of business conduct, codes of ethics, internal policies, procedures, and controls.

ORION ETHANOL, INC. AUDIT COMMITTEE RESPONSIBILITIES CALENDAR

	RESPONSIBILITY	Q1	Q2	Q3	Q4	As Req’d
1.
The agenda for Committee Meetings will be prepared in consultation between the Committee chair (with input from the Committee members), Finance management, the senior internal audit employee designated by the Committee to act as its direct liaison (the “Internal Audit Executive”), and the independent auditor.
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2.	Review and update the Audit Committee Charter and Responsibilities Calendar annually.				●

3.	Complete an annual evaluation of the Committee’s performance.		●

4.	Provide a report in the annual proxy that includes the Committee’s review and discussion of matters with management and the independent auditor.	●

5.	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.					●

6.	Appoint or replace the independent auditor and approve the terms on which the independent auditor is engaged for the ensuing fiscal year.	●			●

7.
At least annually, evaluate the independent auditor’s qualifications, performance, and independence, including that of the lead partner. The evaluation will include obtaining a written report from the independent auditor describing the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or PCAOB review, of the firm or by any inquiry or investigation by governmental or professional authorities within the past five years concerning an independent audit or audits carried out by the firm, and any steps taken to deal with those issues; and all relationships between the independent auditor and the Company.
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8.	Resolve any disagreements between management and the independent auditor about financial reporting.					●

RESPONSIBILITY	Q1	Q2	Q3	Q4	As Req’d
9.
Establish and oversee a policy designating permissible services that the independent auditor may perform for the Company, providing for preapproval of those services by the Committee subject to the de minimis exceptions permitted under applicable rules, and quarterly review of any services approved by the designated member under the policy and the firm’s non-audit services and related fees.
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10.	Review the responsibilities, functions, and performance of the Company’s internal audit department.			●

11.	Review and approve the appointment or change in the Internal Audit Executive.					●

12.
Ensure receipt from the independent auditor of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard No. 1, and actively engage in a dialogue with the auditor about any disclosed relationships or services that may impact the objectivity and independence of the auditor, and take appropriate action to oversee the independence of the independent auditor.
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13.
Advise the Board about the Committee’s determination whether the Committee consists of three or more members who are financially literate, including at least one member who has financial sophistication and is a financial expert.
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14.
Inquire of management, the Internal Audit Executive, and the independent auditor about significant risks or exposures, review the Company’s policies for risk assessment and risk management, and assess the steps management has taken to control such risk to the Company.
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15.
Review with Finance management, the independent auditor, and the Internal Audit Executive the audit scope and plan, and coordination of audit efforts to ensure completeness of coverage, reduction of redundant efforts, the effective use of audit resources, and the use of independent public accountants other than the appointed auditors of the Company.
		●		●		●

16.	Consider and review with Finance management, the independent auditor, and the Internal Audit Executive:

	a. The Company’s annual assessment of the effectiveness of its internal controls and the independent auditor’s attestation and report about the Company’s assessment.	●

	b. The adequacy of the Company’s internal controls, including computerized information system controls and security.	●	●	●	●

	c. Any “material weakness” or “significant deficiency” in the design or operation of internal control over financial reporting, and any steps taken to resolve the issue.	●	●	●	●

	d. Any related significant findings and recommendations of the independent auditor and internal audit together with management’s responses.					●

RESPONSIBILITY	Q1	Q2	Q3	Q4	As Req’d
17.	Review with Finance management any significant changes to GAAP and/or MAP policies or standards.	●	●	●	●

18.	Review with Finance management and the independent auditor at the completion of the annual audit:	●				●

a. The Company’s annual financial statements and related footnotes, and recommend that the audited financial statements be included in the Form 10-K.

b. The independent auditor’s audit of the financial statements and its report thereon, including any matters to be communicated by the independent auditor pursuant to Section 10A of the Securities Exchange Act of 1934.

c. Any significant changes required in the independent auditor’s audit plan.

d. Any serious difficulties or disputes with management encountered during the course of the audit, and management’s response.

e. Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

19.	Review with Finance management and the independent auditor at least annually the Company’s critical accounting policies.				●	●

20.
Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not a normal part of the Company’s business, and review and approve those related-party transactions that would be disclosed pursuant to SEC Regulation S-K, Item 404.
					●	●

RESPONSIBILITY	Q1	Q2	Q3	Q4	As Req’d
21.	Consider and review with Finance management and the Internal Audit Executive:	●	●	●	●	●

a. Significant findings by the independent auditor or the Internal Audit Executive during the year and management’s responses.

b. Any difficulties encountered in the course of their audit work, including any restrictions on the scope of their work or access to required information.

c. Any changes required in planned scope of their audit plan.

22.
Participate in a telephonic meeting among Finance management, the Internal Audit Executive and the independent auditor before such earnings release to discuss the earnings release, financial information, use of any non-GAAP information, and earnings guidance.
		●	●	●	●

23.	Review and discuss with Finance management and the independent auditor the Company’s quarterly financial statements.	●	●	●	●

24.
Review the periodic reports of the Company with Finance management, the Internal Audit Executive, and the independent auditor prior to filing of the reports with the SEC, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
		●	●	●	●

25.	In connection with each periodic report of the Company, review:	●	●	●	●

a. Management’s disclosure to the Committee and the independent auditor under Section 302 of the Sarbanes-Oxley Act, including identified changes in internal control over financial reporting.

b. The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act and the process conducted to support the certifications.

26.	Monitor the appropriate standards adopted as a code of conduct for the Company.		●			●

27.
Review with the Compliance Officer legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies and programs, and reports received from regulators.
		●	●	●	●

28.
Develop, review, and oversee procedures for (i) receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, and auditing matters and (ii) the confidential, anonymous submission of employee concerns regarding accounting or auditing matters.
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RESPONSIBILITY	Q1	Q2	Q3	Q4	As Req’d
29.	Meet with the independent auditor in executive session to discuss any matters the Committee or the independent auditor believes should be discussed privately with the Audit Committee.	●	●	●	●

30.	Meet with the Internal Audit Executive in executive session to discuss any matters the Committee or the Internal Audit Executive believes should be discussed privately with the Audit Committee.	●	●	●	●

31.	Meet with Finance management in executive sessions to discuss any matters the Committee or Finance management believes should be discussed privately with the Audit Committee.					●

32.
Set clear hiring policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged in the Company’s account, and ensure the policies comply with any regulations applicable to the Company.
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Adopted by the Board of Directors on February 28, 2007